UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2005

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030

(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4643 S. Ulster Street, Suite 1300
Denver, Colorado 80237
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

     The accompanying unaudited condensed pro forma combined financial statements of operations of Liberty Global, Inc. (LGI) for the six months ended June 30, 2005 and the year ended December 31, 2004 included in Item 9.01 below, are filed herewith under Item 8.01.

Item 9.01	Financial Statements and Exhibits

    (b)  Pro forma financial information

           Liberty Global, Inc.

           Unaudited Condensed Pro Forma Combined Statements of Operations for the six months ended June 30, 2005

           Unaudited Condensed Pro Forma Combined Statements of Operations for the year ended December 31, 2004

           Notes to Unaudited Condensed Pro Forma Combined Financial Statements

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY GLOBAL, INC.
Date: September 20, 2005	By:	/s/ Leonard P. Stegman
		Name:	Leonard P. Stegman
		Title:	Vice President

2

LIBERTY GLOBAL, INC.
UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
     General
          The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 and the year ended December 31, 2004 give effect to the June 15, 2005 combination of Liberty Media International, Inc. (LMI) and UnitedGlobalCom, Inc. (UGC) (the LGI Combination), the May 9, 2005 consolidation of MS Irish Cable Holdings B.V. (MS Irish Cable) and its subsidiary NTL Ireland, as defined below, the April 1, 2005 acquisition of the remaining 19.9% minority interest in UPC Broadband France SAS (UPC Broadband France), the January 1, 2005 consolidation of LMI/Sumisho Super Media LLC (Super Media) and Jupiter Telecommunications Co., Ltd. (J:COM), the July 1, 2004 acquisition of Suez-Lyonnaise Télécom SA (Noos) and the April 29, 2005 sale of the equity interests in Torneos y Competencias S.A. (TyC) and Fox Pan American Sports, LLC (FPAS) (collectively, the Consummated Transactions) as if such transactions had been completed as of January 1, 2004. In the following text, the terms “we,” “our,” “our company,” and “us” may refer, as the context requires, to LGI and its predecessor and subsidiaries. Unless otherwise indicated, convenience translations into U.S. dollars are calculated as of June 30, 2005.
          The unaudited pro forma results do not purport to be indicative of the financial position and results of operations that LGI will obtain in the future, or that LGI would have obtained if the Consummated Transactions were effective as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that we believe are reasonable. These unaudited condensed pro forma combined financial statements of LGI have been derived from and should be read in conjunction with the historical consolidated financial statements and related notes thereto of LGI, J:COM, Noos and the historical combined financial statements and related notes thereto of NTL Ireland. As LMI is the predecessor to LGI, the historical financial statements of LMI and its predecessor became the historical financial statements of LGI. The historical consolidated financial statements and related notes thereto of LGI are included in LMI’s Annual Report on Form 10-K/A (Amendment No. 4) for the year ended December 31, 2004 and LGI’s Quarterly Report on Form 10-Q for the six months ended June 30, 2005. The historical consolidated financial statements of J:COM for the year ended December 31, 2004 are included in LGI’s Annual Report on Form 10-K/A (Amendment No. 4) for the year ended December 31, 2004. The historical consolidated financial statements and related notes thereto of Noos are included in LMI’s Current Report on Form 8-K/A (Amendment No. 1) dated July 26, 2004. The historical combined financial statements and related notes thereto of NTL Ireland are included in LGI’s Current Report on Form 8-K dated June 15, 2005.
          On September 6, 2005, LGI effected a stock split in the form of a stock dividend (the Stock Dividend) of LGI’s Series C common stock to holders of record of LGI’s Series A and Series B common stock as of 5:00 p.m., New York City time, on August 26, 2005, which was the record date for the Stock Dividend (the Record Date). In the Stock Dividend, holders received one share of Series C common stock for each share of Series A common stock, and one share of Series C common stock for each share of Series B common stock, held of record as of the Record Date. All LGI and LMI share and per share amounts presented herein have been adjusted to give retroactive effect to the Stock Dividend, notwithstanding the fact that no shares of Series C common stock were issued and outstanding prior to September 6, 2005.
     LGI Combination
          On June 15, 2005, we completed the LGI Combination whereby LGI acquired all of the capital stock of UGC that LMI did not already own and LMI and UGC each became wholly owned subsidiaries of LGI. Among other matters, the LGI Combination was completed in order to eliminate the dual public holding company structure in which LMI’s principal consolidated asset was its majority interest in UGC, another public company.
          In the LGI Combination, (i) each outstanding share of LMI Series A common stock, LMI Series B common stock and LMI Series C common stock was exchanged for one share of the corresponding series of LGI common stock, and (ii) each outstanding share of UGC Class A common stock, UGC Class B common stock and UGC Class C common stock (other than those shares owned by LMI and its wholly owned subsidiaries) were converted into the right to receive for each share of common stock owned either (i) 0.2155 of a share of LGI Series A common stock and 0.2155 of a share of LGI Series C common stock (plus cash for any fractional share interest) or (ii) $9.58 in cash. Cash elections were subject to proration so that the aggregate cash consideration paid to UGC’s stockholders would not exceed 20% of the aggregate value of the merger consideration payable to UGC’s public stockholders. The effects of the LGI Combination have been included in our historical condensed consolidated financial statements beginning with the June 15, 2005 acquisition date.
          The LGI Combination has been accounted for as a step acquisition by our company of the remaining minority interest in UGC. The purchase price in this step acquisition includes the consideration issued to UGC public stockholders to acquire the UGC interest not already owned by our company and the direct acquisition costs incurred by our company. The details of the purchase price are presented in the following table (dollar amounts in thousands):

Shares of LGI common stock issued to UGC stockholders other than LMI and its wholly owned subsidiaries:
LGI Series A common stock (including 2,067,786 shares issued to UGC subsidiaries)	65,694,765
LGI Series C common stock (including 2,067,786 shares issued to UGC subsidiaries)	65,694,765

131,389,530

Fair value of LGI Series A and LGI Series C common stock issued to UGC stockholders other than LMI and its wholly owned subsidiaries	$2,878,219
Fair value of LGI Series A and LGI Series C common stock issued to UGC subsidiaries	(90,594)

Fair value of outstanding LGI Series common stock issued to UGC stockholders	2,787,625
Cash consideration	694,517
Direct acquisition costs	9,351

Total purchase price	3,491,493
Elimination of minority interest in UGC	(1,000,939)

Purchase price allocated to the net assets of UGC	$2,490,554

LIBERTY GLOBAL, INC.
UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
          The fair value of the shares issued to UGC stockholders other than LMI in the LGI Combination was derived from a fair value of $43.812 per share of LMI Series A common stock, which was the average of the quoted market price per share of LMI Series A common stock (before giving effect to the Stock Dividend) for the period beginning two trading days before and ending two trading days after the date that the LGI Combination was agreed to and announced (January 18, 2005). After eliminating the minority interest in UGC from our condensed consolidated balance sheet, we allocated the remaining purchase price to the identifiable assets and liabilities of UGC based on preliminary assessments of their respective fair values (as adjusted to give effect to the 46.6% UGC ownership interest that LGI acquired in the LGI Combination), and the excess of the purchase price over the adjusted fair values of such identifiable net assets was allocated to goodwill. The purchase accounting for this step acquisition is preliminary and subject to adjustment based upon the final assessment of the fair values of the identifiable tangible and intangible assets and liabilities of UGC. As the open items in the valuation process generally relate to property and equipment and intangible assets, we would expect that the primary effects of any potential adjustments to the preliminary purchase price allocation would be changes to the values assigned to these asset categories and to the related depreciation and amortization expense. While the effects of any such adjustments are not expected to be material in relationship to our total assets, such effects could be significant in relationship to our operating results in future periods.
          In addition to the shares issued to the former stockholders of UGC (other than LMI and its wholly owned subsidiaries), LGI also issued 165,537,591 shares of LGI Series A common stock, 7,264,300 shares of LGI Series B common stock and 172,801,891 shares of LGI Series C common stock to the former stockholders of LMI. As the issuance of these shares represents a change in legal organization and not a purchase acquisition, we have accounted for the issuance of these shares at carryover basis.
     Consolidation of NTL Ireland
          On May 9, 2005, we announced that our indirect subsidiary, UPC Ireland B.V. (UPC Ireland), had signed a sale and purchase agreement to acquire MS Irish Cable, subject to regulatory approval. MS Irish Cable, an affiliate of Morgan Stanley, owns NTL Communications (Ireland) Limited, NTL Irish Networks Limited and certain related assets (together NTL Ireland), which MS Irish Cable acquired from the NTL Group on May 9, 2005. NTL Ireland, Ireland’s largest cable television operator, provides cable television and broadband Internet services to residential customers and managed network services to corporate customers. Certain obligations of UPC Ireland are guaranteed by our subsidiary and UPC Ireland’s immediate parent, United Pan Europe Communications, N.V. (UPC).
          MS Irish Cable acquired NTL Ireland on May 9, 2005. On that date, pursuant to a loan agreement (the Loan Agreement), UPC Ireland loaned MS Irish Cable approximately €338,559,000 ($434,830,000 at May 9, 2005) to fund the purchase price for NTL Ireland, to pay certain taxes related to the acquisition and to provide for MS Irish Cable’s working capital needs. Interest accrues annually on the loan in an amount equal to 100% of MS Irish Cable’s profits for the interest period and becomes payable on the date of repayment or prepayment of the loan. The final maturity of the loan is May 9, 2065, but the indebtedness incurred under the Loan Agreement may be prepaid at any time without penalty.
          UPC Ireland’s acquisition of MS Irish Cable from MS Irish Cable’s parent company, Morgan Stanley Dean Witter Equity Funding, Inc. (MSDW Equity), is subject to receipt of applicable Irish regulatory approval. Upon closing, UPC Ireland will pay MSDW Equity, as consideration for all of the outstanding share capital of MS Irish Cable and any MS Irish Cable indebtedness owed to MSDW Equity and its affiliates, an amount (the Purchase Price) equal to MSDW Equity’s net investment in MS Irish Cable plus interest on the amount of the net investment at a rate per annum equal to EURIBOR (Euro Interbank Offered Rate) + 1.2%, compounded daily, for the period of its investment through the date of the disposition, together with any value added tax thereon plus an amount equal to certain costs and expenses incurred by MSDW Equity in connection with the transaction.

LIBERTY GLOBAL, INC.
UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
          If regulatory approval for UPC Ireland’s acquisition of MS Irish Cable (including its subsidiary NTL Ireland) is not received by February 3, 2006 or, if prior to that date, the appropriate authority has expressly and conclusively refused to grant the necessary approval, MSDW Equity may sell its direct or indirect interest in NTL Ireland to any third party for such consideration and on such terms and conditions as MSDW Equity determines in its sole discretion. UPC Ireland has agreed to make MSDW Equity whole with respect to any economic effect on MSDW Equity regarding the acquisition, ownership and subsequent transfer of the NTL Ireland interest. In connection with such a sale of the NTL Ireland interest to a third party, UPC Ireland has granted MSDW Equity an option to require UPC Ireland to sell to MSDW Equity or its nominee (the Call Option) all of UPC Ireland’s interest in the indebtedness owed by MS Irish Cable under the Loan Agreement at a price equal to the total consideration (including the amount of debt directly or indirectly assumed) that MSDW Equity and its affiliates will receive for sale or liquidation of the direct or indirect NTL Ireland interest, less the Purchase Price and the amount of certain expenses and costs, without duplication, incurred by MSDW Equity and its affiliates in connection with the sale, ownership and earlier acquisition of NTL Ireland and a customary advisory fee to be agreed upon. UPC Ireland’s obligations under the Call Option are secured by a security assignment of UPC Ireland’s right to the receivable under the Loan Agreement and a Dutch pledge over such receivable.
          In connection with the transaction, UPC Ireland paid MSDW Equity an arrangement fee of €4.0 million ($5,137,000 at May 9, 2005) and agreed to pay €150,000 ($193,000 at May 9, 2005) for each month that MS Irish Cable holds its interest in NTL Ireland as well as to reimburse it for its reasonable costs and expenses associated with the transaction. UPC Ireland has agreed to indemnify MSDW Equity and its affiliates with respect to any losses, liabilities and taxes incurred in connection with the transaction.
          The make whole arrangement with MSDW Equity is considered to be a variable interest in MS Irish Cable, which is a variable interest entity under the provisions of Financial Accounting Standards Board Interpretation No. 46(R), Consolidation of Variable Interest Entities (FIN 46(R)). As we are responsible for all losses to be incurred by MSDW Equity in connection with its acquisition, ownership and ultimate disposition of MS Irish Cable, we are the primary beneficiary, as defined by FIN 46(R), and are therefore required to consolidate MS Irish Cable and its subsidiaries, including NTL Ireland, as of the closing date of MS Irish Cable’s acquisition of NTL Ireland. As MSDW Equity has no equity at risk in MS Irish Cable, the full amount of MS Irish Cable’s net earnings (loss) has been allocated to UPC Ireland. For purposes of our historical financial statements, we began consolidating the results of operations of MS Irish Cable on May 1, 2005.
          MS Irish Cable’s acquisition of NTL Ireland has been accounted for using the purchase method of accounting. The total purchase consideration of €347,441,000 ($446,238,000 at May 9, 2005), including direct acquisition costs of €14,029,000 ($18,018,000 at May 9, 2005), has been allocated to the acquired identifiable tangible and intangible assets and liabilities of NTL Ireland based on their respective fair values, with excess purchase consideration over the fair value of such net identifiable assets allocated to goodwill. The purchase accounting for this acquisition is preliminary and subject to adjustment based upon the final assessment of the fair values of the identifiable tangible and intangible assets and liabilities of NTL Ireland. As the open items in the valuation process generally relate to property and equipment and intangible assets, we would expect that the primary effects of any potential adjustments to the preliminary purchase price allocation would be changes to the values assigned to these asset categories and to the related depreciation and amortization expense. While the effects of any such adjustments are not expected to be material in relationship to our total assets, such effects could be significant in relationship to our operating results in future periods.
     Acquisitions of Noos and the Remaining 19.9% Minority Interest in UPC Broadband France
          Noos Acquisition. On July 1, 2004, UPC Broadband France, an indirect wholly owned subsidiary and owner of our French broadband video and Internet access operations, acquired Noos from Suez SA (Suez). Noos is a provider of digital and analog cable television services and high-speed Internet access services in France. The preliminary purchase price was subject to a review of certain historical financial information of Noos and UPC Broadband France. In January 2005, we completed our purchase price review with Suez, which resulted in the return of €43,732,000 ($56,883,000 as of January 19, 2005) to our company from an escrow account. The final purchase price for Noos was approximately €567,102,000 ($689,989,000), consisting of €487,085,000 ($592,633,000) in cash, a 19.9% equity interest in UPC Broadband France, valued at approximately €71,339,000 ($86,798,000) and €8,678,000 ($10,558,000) of direct acquisition costs.
          UGC accounted for this transaction as the acquisition of an 80.1% interest in Noos and the sale of a 19.9% interest in UPC Broadband France. Under the purchase method of accounting, the final purchase price was allocated to the acquired identifiable tangible and intangible assets and liabilities based upon their respective fair values.

LIBERTY GLOBAL, INC.
UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
          Acquisition of Remaining 19.9% Minority Interest in UPC Broadband France. In April 2005, a subsidiary of UPC exercised its call right and purchased the remaining 19.9% minority interest in UPC Broadband France that it did not already own for €90,105,000 ($115,950,000 at the transaction date) in cash. This acquisition was accounted for as a step acquisition of the remaining minority interest. As UPC Broadband France was a consolidated subsidiary at the time of this transaction, the purchase price was first applied to eliminate the minority interest in UPC Broadband France from our condensed consolidated balance sheet, and the remaining purchase price has been allocated on a pro rata basis to the identifiable assets and liabilities of UPC Broadband France taking into account their respective fair values at April 6, 2005 and the 19.9% interest acquired. The excess purchase price that remained after amounts had been allocated to the net identifiable assets of UPC Broadband France was recorded as goodwill.
     Consolidation of Super Media/J:COM
          J:COM owns and operates broadband businesses in Japan. On December 28, 2004, our 45.45% ownership interest in J:COM, and a 19.78% interest in J:COM owned by Sumitomo Corporation (Sumitomo) were combined in Super Media. Super Media’s investment in J:COM was recorded at the respective historical cost bases of our company and Sumitomo on the date that our respective J:COM interests were combined in Super Media. As a result of these transactions, we held a 69.68% noncontrolling interest in Super Media, and Super Media held a 65.23% controlling interest in J:COM at December 31, 2004.
          Due to certain veto rights held by Sumitomo, we accounted for our 69.68% ownership interest in Super Media using the equity method of accounting at December 31, 2004. On February 18, 2005, J:COM announced an IPO of its common shares in Japan. Under the terms of the operating agreement of Super Media, our casting or tie-breaking vote with respect to decisions of the management committee of Super Media became effective upon this announcement. Super Media is managed by a management committee consisting of two members, one appointed by our company and one appointed by Sumitomo. From and after February 18, 2005, the management committee member appointed by our company has a casting or deciding vote with respect to any management committee decision on which our company and Sumitomo are unable to agree. Certain decisions with respect to Super Media will continue to require the consent of both members rather than the management committee. These include any decision to engage in any business other than holding J:COM shares, sell J:COM shares, issue additional units in Super Media, make in-kind distributions or dissolve Super Media, in each case subject to certain exceptions contemplated by the Super Media operating agreement. Super Media will be dissolved in February 2010 unless we and Sumitomo mutually agree to extend the term. Super Media may also be earlier dissolved under specified circumstances.

LIBERTY GLOBAL, INC.
UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
          As a result of the above-described change in the governance of Super Media, we began accounting for Super Media and J:COM as consolidated subsidiaries effective January 1, 2005. As we paid no monetary consideration to Sumitomo to acquire the above-described casting vote, we have recorded the consolidation of Super Media/J:COM at historical cost. The following table sets forth the adjustments to our consolidated assets and liabilities upon the consolidation of Super Media/J:COM on January 1, 2005:

Increase
(decrease)
amounts in thousands
Assets:
Cash	$101,749
Other current assets	158,587
Property and equipment, net	2,427,315
Goodwill	1,875,285
Investments in affiliates	(985,289)
Other assets, net	127,491

Total assets	$3,705,138

Liabilities and stockholders’ equity:
Current liabilities	$372,650
Long-term debt and capital lease obligations	1,895,210
Deferred income tax liabilities	32,979
Other long-term liabilities	591,802
Minority interests in subsidiaries	812,497

Total liabilities and stockholders’ equity	$3,705,138

          On March 23, 2005, J:COM received net proceeds of ¥82,059 million ($774,430,000 at March 23, 2005) in connection with an IPO of its common shares, and on April 20, 2005, J:COM received additional net proceeds of ¥8,445 million ($78,585,000 at April 20, 2005) in connection with the sale of additional common shares upon the April 15, 2005 exercise of the underwriters’ over-allotment option. Also on March 23, 2005, Sumitomo contributed additional J:COM shares to Super Media, increasing Sumitomo’s interest in Super Media to 32.40%, and decreasing our company’s interest in Super Media to 67.50%. Sumitomo is obligated to contribute to Super Media all of its remaining equity interest in J:COM during 2005. Sumitomo and our company are generally required to contribute to Super Media any additional shares of J:COM that either party acquires and to permit the other party to participate in any additional acquisition of J:COM shares during the term of Super Media. After giving effect to Sumitomo’s additional contribution of J:COM shares to Super Media and the consummation of J:COM’s IPO, including the subsequent exercise of the underwriters’ over-allotment option, Super Media’s ownership interest in J:COM was approximately 54.46%. The accompanying unaudited condensed pro forma combined statements of operations do not reflect pro forma adjustments to give effect to the aforementioned changes in (i) LMI’s ownership interest in Super Media, or (ii) Super Media’s ownership interest in J:COM as of January 1, 2004.

LIBERTY GLOBAL, INC.
UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
     Sale of Equity Interests in TyC and FPAS
          In April 2005, we completed the sale of our interests in TyC and FPAS. On April 29, 2005, we sold our entire equity interest in FPAS, and a $4 million convertible subordinated note issued by FPAS, to another unaffiliated member of FPAS for a cash purchase price of $5,000,000. In addition, our majority owned subsidiary, Liberty Programming Argentina, LLC (LPA LLC), sold its entire equity interest in TyC to an unrelated entity for total consideration of $20,940,000, consisting of $13,000,000 in cash and a $7,940,000 secured promissory note issued by FPAS and assigned to our company by the purchaser. The owner of the minority interest in LPA LLC received approximately $3,625,000 of the total consideration received in connection with the sale of TyC upon the redemption of such interest. At March 31, 2005, we considered our investments in TyC and FPAS to be held for sale. As a result, we included cumulative foreign currency translation losses of $85,984,000 in the carrying value of our investment in TyC for purposes of our March 31, 2005 impairment assessment. As a result of this analysis, we recorded a $25,389,000 impairment charge during the three months ended March 31, 2005 to write-off the full amount of our investment in the equity of TyC at March 31, 2005. This impairment charge is included in share of earnings (losses) of affiliates, net in our historical condensed consolidated statement of operations. In the second quarter of 2005, we recognized an additional pre-tax loss of $62,678,000 in our historical condensed consolidated statement of operations for the six months ended June 30, 2005 in connection with the April 29, 2005 sale of TyC and the related realization of cumulative foreign currency translation losses. This pre-tax loss and the related tax benefit have not been eliminated from the accompanying unaudited condensed proforma combined statements of operations for the six months ended June 30, 2005. Pursuant to GAAP, the recognition of cumulative foreign currency translation gains or losses is permitted only when realized upon sale or upon complete or substantially complete liquidation of the investment in the foreign entity.

LIBERTY GLOBAL, INC.
Unaudited Condensed Pro Forma Combined Statement of Operations
Six months ended June 30, 2005

			Pro forma
			Adjustments -
	Historical		increase (decrease)
			UPC Broadband		TyC/		MS Irish Cable		LGI		As
	LGI	NTL Ireland*	France		FPAS		(NTL Ireland)*		Combination		adjusted
	amounts in thousands, except per share amounts
Revenue	$2,511,522	$45,701	$—		$—		$—		$—		$2,557,223
Operating, selling, general and administrative expenses	(1,634,195)	(31,168)	—		—		—		—		(1,665,363)
Stock compensation	(61,526)	—	—		—		—		—		(61,526)
Depreciation and amortization	(673,415)	(7,003)	(838	)(1)	—		(973	)(2)	(47,016	)(3)	(729,245)
Restructuring and other charges	(2,775)	—	—		—		—		—		(2,775)

Operating income	139,611	7,530	(838)		—		(973)		(47,016)		98,314

Other income (expense):
Interest expense	(177,756)	(1,652)	—		—		1,652	(8)	3,785	(5)	(173,971)
Share of earnings (losses) of affiliates, net	(16,807)	—	—		18,595	(7)	—		—		1,788
Other, net	10,595	99	—		—		—		—		10,694

	(183,968)	(1,553)	—		18,595		1,652		3,785		(161,489)

Earnings (loss) before income tax and minority interest	(44,357)	5,977	(838)		18,595		679		(43,231)		(63,175)
Income tax benefit (expense)	(1,792)	(767)	—	(4)	(6,644	)(4)	(85	) (4)	4,811	(4)	(4,477)
Minority interests in earnings of subsidiaries	(50,865)	—	(2,326	)(6)	—		—		(4,194	)(14)	(57,385)

Net earnings (loss)	$(97,014)	$5,210	$(3,164)		$11,951		$594		$(42,614)		$(125,037)

Loss per common share — basic and diluted	$(0.27)										$(0.26)

Weighted average shares outstanding — basic and diluted (15)	356,932										473,648

*	For the four months ended April 30, 2005. Historical amounts for the one month ended April 30, 2005 are estimated.
See notes to unaudited condensed pro forma combined statements of operations.

LIBERTY GLOBAL, INC.
Unaudited Condensed Pro Forma Combined Statement of Operations
Year ended December 31, 2004

	Historical				Pro forma
					Adjustments -
					increase (decrease)
							UPC		Super				MS Irish
				NTL			Broadband		Media/		TyC/		Cable (NTL		LGI		As
	LGI	Noos*	J:COM	Ireland	Noos*		France		J:COM		FPAS		Ireland)		Combination		adjusted
	amounts in thousands, except per share amounts
Revenue	$2,644,284	$199,880	$1,504,709	$132,098	$—		$—		$—		$—		$—		$—		$4,480,971
Operating, selling, general and administrative expenses	(1,756,136)	(147,126)	(915,112)	(87,981)	—		—		—		—		—		—		(2,906,355)
Stock compensation	(142,762)	—	(783)	—	—		—		—		—		—		—		(143,545)
Depreciation and amortization	(960,888)	(73,052)	(378,868)	(20,114)	(2,978	) (9)	(1,777	)(1)	—		—		(2,922	) (2)	(102,581	) (3)	(1,543,180)
Impairment, restructuring and other charges	(98,371)	—	—	—	—		—		—		—		—		—		(98,371)

Operating income (loss)	(313,873)	(20,298)	209,946	24,003	(2,978)		(1,777)		—		—		(2,922)		(102,581)		(210,480)

Other income (expense):
Interest expense	(307,015)	(40,394)	(94,958)	(4,704)	37,702	(10)	—		9,428	(12)	—		4,704	(8)	8,057	(5)	(387,180)
Share of earnings (losses) of affiliates, net	38,710	—	5,677	—	—		—		(45,092	) (7)	23,488	(7)	—		—		22,783
Gain on exchange of investment security	178,818	—	—	—	—		—		—		—		—		—		178,818
Gain on extinguishment of debt	35,787	—	—	—	—		—		—		—		—		—		35,787
Other, net	164,730	727	337	2,610	—		—		(9,428	)(12)	—		—		—		158,976

	111,030	(39,667)	(88,944)	(2,094)	37,702		—		(45,092)		23,488		4,704		8,057		9,184

Earnings (loss) before income tax and minority interest	(202,843)	(59,965)	121,002	21,909	34,724		(1,777)		(45,092)		23,488		1,782		(94,524)		(201,296)
Income tax benefit (expense)	17,449	(101)	(17,315)	(3,218)	—	(4)	—	(4)	15,640	(4)	(8,392	) (4)	(223	) (4)	10,499	(4)	14,339
Minority interests in losses (earnings) of subsidiaries	167,336	—	(4,231)	—	11,759	(11)	(3,844	)(6)	(54,251	)(13)	—		—		(179,433	)(14)	(62,664)

Net earnings (loss)	$(18,058)	$(60,066)	$99,456	$18,691	$46,483		$(5,621)		$(83,703)		$15,096		$1,559		$(263,458)		$(249,621)

Loss per common share — basic and diluted	$(0.06)																$(0.53)

Weighted average shares outstanding — basic and diluted (15)	324,962																473,648

*	For the 6 months ended June 30, 2004.
See notes to unaudited condensed pro forma combined statements of operations.

LIBERTY GLOBAL, INC.
Notes to Unaudited Condensed Pro Forma Combined Statements of Operations
June 30, 2005

(1)	Represents depreciation and amortization on consideration allocated to UPC Broadband France’s assets with definitive lives, including $4,012,000 allocated to property and equipment (estimated weighted average life of 5 years) and $3,562,000 allocated to customer relationships and other intangible assets (estimated weighted average life of 4 years). The remaining excess consideration of $26,795,000, after the elimination of the carrying value of the UPC Broadband France minority interest, has been allocated to goodwill. Consistent with the requirements of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets (Statement 142), the unaudited condensed pro forma combined statements of operations do not reflect any amortization of this goodwill.

(2)	Represents depreciation and amortization on consideration allocated on a preliminary basis to MS Irish Cable (NTL Ireland)’s assets with definite lives, including $13,943,000 of consideration allocated to property and equipment (estimated weighted average life of 12 years) and $18,919,000 of consideration allocated to customer relationships and other intangible assets subject to amortization (estimated weighted average life of 10 years). The remaining excess purchase price of $280,533,000 has been allocated to goodwill. Consistent with the requirements of Statement 142, the unaudited condensed pro forma combined statements of operations do not reflect any amortization of this goodwill. The final allocation of the purchase price will be based upon appraisals and may result in the allocation of additional consideration to identifiable assets and liabilities, including assets with definitive lives. To the extent that additional consideration is allocated to assets with definitive lives, the final allocation of the purchase price could result in additional depreciation and or amortization expense that in turn would result in higher operating losses. For example, if an additional $100 million of the excess consideration had been allocated to property and equipment that has a weighted average life of 10 years, the accompanying unaudited condensed combined pro forma statements of operations for the six months ended June 30, 2005 and the year ended December 31, 2004 would have reflected (i) increases in pro forma depreciation and amortization of $5,000,000 and $10,000,000, respectively; (ii) increases in the pro forma net losses of $4,376,000 and $8,750,000, respectively (based on NTL Ireland’s statutory tax rate); and (iii) increases in the pro forma loss per common share of $0.01 and $0.02, respectively. As mentioned in the headnote to these unaudited condensed pro forma combined financial statements, the full amount of MS Irish Cable’s net earnings (loss) will be allocated to UPC Ireland.

(3)	Represents depreciation and amortization on consideration allocated on a preliminary basis to UGC’s assets with definite lives, including $510,314,000 of consideration allocated to property and equipment (estimated weighted average life of 9 years) and $300,059,000 of consideration allocated to customer relationships and other intangible assets subject to amortization (estimated lives ranging from 4 to 10 years). The remaining excess purchase price of $1,685,651,000, after the elimination of the carrying value of the UGC minority interest, has been allocated to goodwill. Consistent with the requirements of Statement 142, the unaudited condensed pro forma combined statements of operations do not reflect any amortization of this goodwill. The final allocation of the purchase price will be based upon appraisals and may result in the allocation of additional consideration to identifiable assets and liabilities, including assets with definitive lives. To the extent that additional consideration is allocated to assets with definitive lives, the final allocation of the purchase price could result in additional depreciation and or amortization expense that in turn would result in higher operating losses, net losses and net loss per share in subsequent periods. For example, if an additional $500 million of the excess consideration had been allocated to property and equipment that has a weighted average life of 10 years, the accompanying unaudited condensed pro forma combined statements of operations of Liberty Global for the six months ended June 30, 2005 and the year ended December 31, 2004 would have reflected (i) increases in the pro forma depreciation and amortization of $25,000,000 and $50,000,000, respectively; (ii) increases in the pro forma net losses of $25,000,000 and $50,000,000, respectively (based on the assumption that any additional amounts allocated to assets with definitive lives would impact the jurisdictions in which UGC would not be able to record a deferred tax benefit); and (iii) increases in the pro forma loss per common share of $0.05 and $0.11, respectively.

(4)	Represents the tax effects of the pro forma adjustments related to (i) the consolidation of MS Irish Cable (NTL Ireland), (ii) the consolidation of Super Media and J:COM, (iii) the sale of LMI’s equity interests in TyC and FPAS and (iv) the LGI Combination. The pro forma adjustments associated with the acquisitions of Noos and the remaining 19.9% minority interest in UPC Broadband France are expected to have no significant impact on pro forma income tax benefit (expense) due primarily to the fact that the pro forma adjustments relate to jurisdictions where valuation allowances have been provided against deferred tax assets.

(5)	Represents pro forma adjustments to (i) reduce amortization of UGC’s deferred finance costs and (ii) reduce interest accretion on the convertible notes issued by UGC. Such adjustments are attributable to the application of purchase accounting in connection with the LGI Combination.

(6)	Represents the pro forma adjustment to (i) eliminate the minority interest’s $4,347,000 share of UPC Broadband France’s historical net loss for the three months ended March 31, 2005, and to reflect the $2,021,000 share of such adjustment that was allocable to the then owners of the minority interests in UGC; and (ii) eliminate the minority interest’s $7,172,000 share of UPC Broadband France’s historical net loss for the six months ended December 31, 2004, and to reflect the $3,328,000 share of such adjustment that was allocable to the then owners of the minority interests in UGC.

(7)	Represents the elimination of LMI’s (i) share of losses of TyC and FPAS for the three months ended March 31, 2005, and the year ended December 31, 2004, as a result of LMI’s sale of its equity interests in TyC and FPAS and (ii) share of earnings of J:COM for the year ended December 31, 2004, as a result of the consolidation of Super Media and J:COM.

LIBERTY GLOBAL, INC.
Notes to Unaudited Condensed Pro Forma Combined Statements of Operations — (Continued)
June 30, 2005

(8)	Represents the elimination of intercompany interest on loans and other advances between NTL Ireland and its former parent.

(9)	The pro forma adjustment to Noos’ depreciation and amortization expense for the year ended December 31, 2004 consists of the depreciation and amortization of Noos purchase price allocations to property and equipment (estimated weighted average life of 9.5 years) and amortizable intangible assets (estimated lives ranging from 3 to 6 years).

(10)	Represents the elimination of $40,394,000 of Noos’ historical interest expense for the six months ended June 30, 2004, as UPC Broadband France did not assume the related debt, less $2,692,000 of assumed interest expense for the six months ended June 30, 2004 on the debt incurred by UGC to finance a portion of the Noos acquisition.

(11)	Represents the share of Noos’ pro forma operating results for the six months ended June 30, 2004 that was allocable to the then owners of the minority interests in UGC.

(12)	Represents the elimination of (i) intercompany interest on shareholder loans between J:COM and LGI and (ii) guarantee fees earned by LGI from J:COM.

(13)	Represents pro forma adjustments to minority interests in losses (earnings) of subsidiaries for the year ended December 31, 2004 as a result of the consolidation of Super Media and J:COM as follows (amounts in thousands):

Minority interest in J:COM (34.77%)	$(34,581)
Minority interest in Super Media (30.32%)	(19,670)

$(54,251)

(14)	Represents the elimination of the minority interests’ share of UGC’s net earnings (loss) as a result of the LGI Combination.

(15)	The historical and pro forma weighted average shares outstanding assume that the June 7, 2004 distribution of LMI common stock to the stockholders of Liberty Media Corporation occurred on January 1, 2004. In addition, the pro forma weighted average shares outstanding include the number of LGI common shares that would have been issued and outstanding had the LGI Combination occurred on January 1, 2004. The historical and pro forma weighted average shares outstanding also assume that the September 6, 2005 Stock Dividend occurred on January 1, 2004.